UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

JMG EXPLORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

1401 17th Street, Ste. 650

Denver, CO 80202

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 14, 2006, the Company’s Chief Financial Officer, David Ho, resigned. Donald P. Wells, Chairman of JMG’s Audit Committee, will act as interim CFO until a replacement is sourced. Mr. Wells is no longer a member of JMG’s Audit Committee.

Mr. Wells has been a director since July 1, 2005. He is the Chief financial Officer of Wetzel’s Pretzels, LLC, a position held since 1997. Wetzel’s Pretzels LLC is a franchisor of fresh pretzel bakeries with approximately 200 stores in shopping malls across the United States. He also serves on the Boards of Directors for I Sold It, LLC and Biocomp, Inc. He has held the position of Chief financial Officer with four private manufacturing companies prior to his present position.

Item 7.01	Regulation FD

JMG Exploration, Inc. today announced that it has decided not to pursue the previously announced transaction for a share exchange with JED Oil Inc., in which it would have merged with JED’s wholly owned US subsidiary and shareholders of JMG would have received two common shares of JED for every three shares held in JMG.

The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated November 21, 2006

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: November 21, 2006	By: /s/ Marcia Johnston Name: Marcia Johnston Title: General Counsel